Exhibit 99.1

For Immediate Release

BSD Medical Comments on Recent Decline in Stock Valuation

SALT LAKE CITY—July 20, 2007— BSD Medical Corp. (AMEX: BSM) today commented on the decline in its stock valuation over recent passed sessions. The company affirms that there is no negative news in its possession pending release and that the company’s efforts in concluding its milestones continue to progress.

BSD Medical Corp. is the leading developer of systems used to deliver hyperthermia therapy for the treatment of cancer. Hyperthermia therapy is used to kill cancer directly and increase the effectiveness of companion radiation treatments. Research (including a 340 patient phase III clinical trial reported in June) has also shown highly promising results from the use of hyperthermia therapy in combination with some chemotherapy agents, as well as for tumor reduction prior to surgery. For further information about BSD Medical visit the company’s website at www.BSDMedical.com.

Statements contained in this press release that are not historical facts are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

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